POWER OF ATTORNEY
The undersigned hereby constitutes and appoints each of Thomas L. Doerr, Jr. and Joseph A. Alkire, or either of them acting singly and with full power of substitution, as the undersigned?s true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned in the undersigned?s capacity as an officer and/or director of Kontoor Brands, Inc.
(the ?Company?), Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the ?SEC?) and any securities exchange or similar authority, including, without limitation, the execution and filing of a Form ID or any other documents necessary or appropriate to obtain codes and passwords to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and
(3) take any other action in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney- in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact?s discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 7th day of March, 2024.

Jennifer H. Broyles